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                                                                    Exhibit 4.32


                               EIGHTH AMENDMENT
                               ----------------

          EIGHTH AMENDMENT (this "Amendment"), dated as of October 21, 1998, among BIG V HOLDING CORP. ("Holdings"), BV HOLDINGS CORPORATION ("BV Holdings"), BIG V SUPERMARKETS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Holdings, BV Holdings, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of December 28, 1990, and amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, subject to the terms and conditions set forth herein, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:

          1. Section 2.01 of the Credit Agreement is hereby amended by inserting the following new clause (g) at the end thereof:

          "(g) In the event the Borrower has not repaid all Loans, Notes, Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations under the Credit Agreement, and the Total Commitment and all Letters of Credit have not been terminated on or prior to January 15, 1999, the Borrower agrees to pay to the Agent for distribution to each Bank, a fee equal to 1/4 of 1% of the sum of such Bank's (A) then outstanding Original Term Loans, (B) then outstanding New Term Loans and (C) Revolving Loan Commitment at such time (or after the termination thereof, the sum of such Bank's (x) outstanding Revolving Loans at such time and (y) Revolving Loan Percentage of then outstanding Swingline Loans and any Letter of Credit Outstandings at such time).

          2. The table appearing in Section 3.02(b)(i) of the Credit Agreement is hereby amended by deleting the date "October 31, 1998" appearing opposite the amount "$6,666,667" appearing in said table and inserting the date "January 31, 1999" in lieu thereof.

          3. Notwithstanding anything to the contrary contained in Section 7.08 of the Credit Agreement, the Banks hereby agree that the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $9,000,000 for the period from January 1, 1998 to the last day of the Borrower's fiscal quarter ending closest to December 31, 1998.
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          4.  Section 9 of the Credit Agreement is hereby amended by deleting the definition of "Applicable Margin" appearing therein in its entirety and inserting the following new definition of "Applicable Margin" in lieu thereof:

          "Applicable Margin" shall mean, (x) in the case of Base Rate Loans,
1-7/8% and   (y) in the case of Eurodollar Rate Loans, 2-7/8%.

          5.  The definition of "Original Term Loan Maturity Date" appearing in
Section 9 of the Credit Agreement is hereby amended by deleting the date "October 31, 1998" appearing therein and inserting the date "January 31, 1999" in lieu thereof.

          6.  The definition of "Revolving Loan Maturity Date" appearing in
Section 9 of the Credit Agreement is hereby amended by deleting the date "October 31, 1998" appearing therein and inserting the date "January 31, 1999" in lieu thereof.

          7. In order to induce the Banks to enter into this Amendment, Holdings, BV Holdings and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Amendment Effective Date (as defined below), after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all respects on the Amendment Effective Date, after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date).

          9. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          11. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          12. This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) Holdings, BV Holdings, the Borrower, the Required Banks, each Bank with outstanding Original Term Loans and each Bank with a Revolving Loan Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at the Notice Office and (ii) the Borrower shall have paid to the Agent for the distribution to each Bank which has signed a counterpart of this Amendment, an amendment fee equal to 1/2 of 1% of the sum of such Bank's

                                      -2-
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(A) outstanding Original Term Loans, (B) outstanding  New Term
Loans and (C) Revolving Loan Commitment.


          13. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

                                      -3-
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              BIG V HOLDING CORP.

                              By /s/ James A. Toopes, Jr.
                                Title:  Director

                              BV HOLDINGS CORPORATION

                              By /s/ James A. Toopes, Jr.
                                Title:  Director

                              BIG V SUPERMARKETS, INC.

                              By /s/ James A. Toopes, Jr.
                                Title:  Executive Vice President-Finance,
                                Administration and Corporate Development and
                                Corporate Secretary

                              BANKERS TRUST COMPANY,
                                 Individually and as Agent

                              By /s/ James Reilly
                                Title:  Vice President

                              BANQUE NATIONALE DE PARIS

                              By /s/ Stephanie Rogers
                                Title:  Vice President

                              By /s/ Serge Desrayaud
                                Title:  Vice President/Team Lender
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                              BANKERS TRUST (DELAWARE)

                              By /s/ Donna Mitchell
                                Title:  Vice President

                              FIRST SOURCE FINANCIAL LLP

                              By: First Source Financial, Inc.,
                                  its Agent/Manager

                              By /s/ James W. Wilson
                                Title:  Senior Vice President

                              HELLER FINANCIAL, INC.

                              By /s/ Julia T. Maslanka
                                Title:  Vice President

                              PAMCO CAYMAN, LTD.

                              By: Highland Capital Management, L.P.,
                                   as Collateral Manager

                              By /s/ Davis Deadman
                                Title:

                              PAM CAPITAL FUNDING, L.P.

                              By: Highland Capital Management, L.P.
                                  as Collateral Manager

                              By /s/ Davis Deadman
                              Title: